Exhibit 10.25.2

BROOKDALE SENIOR LIVING INC.
AMENDMENT NO. 1 TO
AMENDED AND RESTATED
TIER I SEVERANCE PAY POLICY

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED TIER I SEVERANCE PAY POLICY (this “Amendment”) is adopted as of January 29, 2020, by Brookdale Senior Living Inc., a Delaware corporation (the “Company”).

WHEREAS, effective April 15, 2018, the Company adopted the Brookdale Senior Living Inc. Amended and Restated Tier I Severance Pay Policy for the benefit of a select group of management and highly compensated employees of the Company who are eligible to participate as described therein (the “Policy”); and

WHEREAS, the Company desires to amend the Policy to provide that the receipt of Severance Pay and Severance Benefits is further conditioned on an Eligible Employee’s entry into an acceptable non-competition covenant on the terms set forth herein.

NOW, THEREFORE, effective as of January 29, 2020, the Company hereby amends the Policy as follows:

1.    Section 4(a) of the Policy is amended by adding the following language after “(ii) the Eligible Employee timely provides the Company with an enforceable Release in accordance with Sections 5 and 7 of the Policy which is acceptable to the Company in its sole discretion”:

“(and the Eligible Employee otherwise complies with the requirements of this Policy, including the requirements of Sections 8(a) and 8(b))”.

2.    A new Section 8(b) is hereby added to the Policy to provide as follows (with the existing Section 8(b) being redesignated as Section 8(c)):

“(b)    In addition to the acknowledgments set forth in Section 8(a) of this Policy, in order to be eligible to receive Severance Pay and/or Severance Benefits under this Policy, an Eligible Employee must execute and deliver at or prior to the time of such Eligible Employee’s delivery of the signed, enforceable Release (or have previously executed and delivered) to the Company a signed, enforceable agreement containing a non-competition covenant which is acceptable to the Company. Such non-competition covenant will provide that the Eligible Employee agrees, during the period of his or her employment and, following the termination of such employment for any reason or for no reason, for a period of 12 months, that such Eligible Employee shall not directly or indirectly, either as a principal, agent, employee, employer, consultant, partner, shareholder of a closely held corporation or shareholder in excess of five percent of a publicly traded corporation, corporate officer or director, or in any other individual or representative capacity, engage or otherwise participate in any manner or fashion in any business that is a Competing Business.

For purposes of this Section 8(b), “Competing Business” means a business (which shall include any sole proprietorship, partnership, limited partnership, limited liability partnership, limited liability company, corporation or other for-profit or not-for-profit business organization) (A) engaged in the business of owning, operating or managing senior living facilities within the United States, or (B) that, itself or with its affiliates, provides healthcare or other services to patients or customers through home health care agencies, hospice agencies, outpatient therapy clinics and/or community based/private duty agencies within any state that the Company or its subsidiaries or affiliates provides now, or provides during the Eligible Employee’s employment, such healthcare or other services to patients or customers, and that derives, together with its controlled affiliates or together with its affiliates, more than 10% of its and its controlled affiliates or 10% of its and its affiliates, respectively, revenue from the provision of healthcare or other services to patients or customers through home health care agencies, hospice agencies, outpatient therapy clinics and/or community based/private duty agencies.”

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the date first written above.

BROOKDALE SENIOR LIVING INC.

By:    /s/ Lucinda M. Baier
Name:    Lucinda M. Baier
Title:    President and Chief Executive
Officer

Signature Page to Amendment No. 1 to Amended and Restated Tier I Severance Pay Policy